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                        CONSENT OF DIRECTOR DESIGNATE


        I hereby consent to the reference to me as a Director Designate of Central Tractor Farm & Country, Inc. in its Registration Statement on Form S-1 relating to the offering of Senior Notes due 2007.



                                        /s/ Habib Y. Gorgi
                                        --------------------
                                        Name: Habib Y. Gorgi












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